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                                                                     EXHIBIT 5.2


                            BOSE MCKINNEY & EVANS LLP
                            2700 FIRST INDIANA PLAZA
                          135 NORTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 684-5000


June 21, 2001

Emmis Communications Corporation
One Emmis Plaza
40 Monument Circle, Suite 700
Indianapolis, Indiana  46204

Re:      Registration Statement on Form S-3 (File No. 333-62172)

Ladies and Gentlemen:

We are acting as counsel to Emmis Communications Corporation, an Indiana corporation (the "Company"), in connection with the shelf registration by the Company and Emmis Operating Company, an Indiana corporation (the "Operating Subsidiary") of $500,000,000 in maximum aggregate offering price of (i) shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock ("Preferred Stock"), (iii) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), (iv) debt securities of the Company and the Operating Subsidiary ("Debt Securities"), (v) warrants ("Warrants") of the Company to purchase Common Stock, Preferred Stock or Debt Securities and (vi) guarantees ("Guarantees") by the Company of the Operating Subsidiary's Debt Securities or by the Operating Company of the Company's Debt Securities. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Guarantees are the subject of a Registration Statement (the "Registration Statement") filed by the Company, the Operating Subsidiary and certain subsidiary guarantors on Form S-3 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's Second Amended and Restated Articles of Incorporation (the "Articles") and Amended and Restated Bylaws, as amended to date, resolutions adopted by the board of directors of the Company and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that:

(1) The Company has authority pursuant to its Articles to issue up to 170,000,000 shares of Common Stock. Upon (a) adoption by the board of directors of the Company of a resolution in form and content as required by applicable law and (b) issuance and delivery of such shares in the manner contemplated by the Registration Statement and the applicable prospectus supplement and by such resolution, and payment of legal consideration for such shares in an amount determined by the board of




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Emmis Communications Corporation
June 21, 2001
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         directors under Indiana law to be adequate at the time of sale, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

(2) The Company has authority pursuant to its Articles to issue up to 10,000,000 shares of Preferred Stock. Upon (a) due establishment of a series of Preferred Stock in accordance with the Articles and applicable law, (b) adoption by the board of directors of the Company of a resolution in form and content as required by applicable law and
         (c) issuance and delivery of such shares in the manner contemplated by the Registration Statement and the applicable prospectus supplement and by such resolution, and payment of legal consideration for such shares in an amount determined by the board of directors under Indiana law to be adequate at the time of sale, such shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

BOSE McKINNEY & EVANS LLP